Exhibit 10.9

Software Development Agreement

This software development agreement shall be deemed effective as of [date] by and between the following parties:

1) WCHING TECH LTD CO. LIMITED (Hereafter as Developer)

and

2) [--] (Hereafter as Company).

Recitals

The Company has requested the development of an application meeting the standards contained within this agreement.

The Developer is engaged in the making of such applications and holds all the necessary tools to obtain the needed results of this agreement.

Employment

The Company wishes to engage the developer for services as an independent contractor for the sole purpose of designing the software contained within this software development agreement.

The Developer is, for the sake of this software development agreement, an independent contractor and under no condition shall be considered an employee of the Company.

Deliverables

The Company has appointed the Developer to perform the services pertaining which is [--] system for [--] years to the development of this software as described below.

Using Language:

IOS:	Android:	Web:

Using developing software:

IOS:	Android:	Web:

Adapt operating system：

iOS
Android:
Using Database
Image compression technique
Other techniques

The Developer agrees to conduct monthly meetings with the Company to establish the project’s current status.

The Developer agrees that the [--] system is a [--] product and the product produced by WCHING TECH LTD CO. LIMITED.

The Developer agrees to provide all project files, user guides, and application credentials to the Company upon completion of this software development agreement.

The Developer offers 90 days of free bug fixes.

Compensation

The Parties have agreed that the payments listed below are fair and just for the services being provided.

In case of early delivery, the Company pays earlier accordingly.

Name	Description	Price
HK$

Total		HK$

Term

This software development agreement shall become effective as of the agreement date and will continue until all services are completed and approved by the Company.

Termination

This software development agreement may be terminated by either party for the following reasons:

●	In the instance of a material breach of any terms and conditions contained within this agreement.

●	In the instance either party receives conviction of a crime or files for bankruptcy during the agreement terms.

Termination Responsibilities

Upon termination of this agreement the Developer will submit an invoice for all services completed to date to the Company.

Developer Responsibilities

The Developer shall create the software inclusive of all details included in this software development agreement.

The Developer shall test and ensure the application functions appropriately and reliably prior to final delivery to the Company.

The Developer will enable the development of this software with the necessary time, energy, and staffing needed to produce quality results.

Upon completion of the software’s development, the Developer shall assist the Company in installation as well as assist the Company in submitting the application to any app stores or repositories.

Upon completion of all services, the Developer shall turn any and all code and databases related to the software development agreement over to the Company without delay. The source code shall be well commented and scalable.

Company Responsibilities

The Company shall engage with the Developer on the agreed weekly dates to conduct check in reports.

The Company shall provide all needed support and assistance as needed by the Developer for the completion of this software development agreement.

The Company agrees to provide all the necessary information and services needed to the Developer.

The Company must completely paid a payment to the Developer account before being published on the app store platform.

Support Period

The Developer agrees to provide the Company with a continuance of support for the software for a period of 90 days from the delivery of such application.

The Support provided shall be inclusive of any repairs needed for bugs, glitches, and issues related to the software.

This support shall be included in the overall price and may not be billed separately.

Confidentiality

This is inclusive but not limited to any technical data, trade secrets, know-how, software, designs, drawings, engineering, formulas, or technology.

Warranties

Each party shall have full authority to perform any and all deliverables contained in this software development agreement.

This agreement is legally binding and enforceable as such.

The Developer retains the right to dictate all methods and manners by which the services included in this agreement are performed.

The services performed shall be done in a legally acceptable manner and shall not violate any Hong Kong laws and regulations.

All services included in this agreement shall be performed by the Developer and the Company shall not be responsible for any hiring, supervising, or payment of any individuals assisting the Developer in this agreement.

The Developer shall remain responsible for any employees and expenses incurred during the term of this agreement.

Indemnification

The Developer shall indemnify and hold the Company and its affiliates harmless for any and all damages, losses, expenses, claims, liabilities, and judgments that may arise from the result of the Developer’s own misconduct or negligence.

The Company shall indemnify and hold the Developer as well as any associates of the Developer harmless from any and all claims, losses, expenses, liabilities, or fees that may occur from the company’s negligence or breach of this agreement.

Return of Property

Within 3 days of the completion or termination of this software development agreement the Developer agrees to return any and all Samples, Products, Software, Models, and documents pertaining to this agreement to the Company.

Any Property given to the Developer for purposes of supporting this agreement by the Company shall remain the sole property of the Company and shall be returned as such.

Intellectual Property

The developer warrants that the use of the software being developed will not infringe on any trademarks, copyrights, patents, or any other third party rights.

In the instance the Developer becomes aware of any of the above taking place, the Developer will be responsible for notifying the Company as well as seeking the needed permissions.

The Company acknowledges any and all text, photos, trademarks, designs, or other artwork given to the Developer is Companies rightful property and they have the appropriate permissions to use products as such.

Amendments

No Amendments or modifications of this agreement shall be permitted without prior written consent between the parties.

Assignment

The Company reserves the right to assign this agreement as they deem necessary.

The Developer may not assign, subcontract, or delegate any portion of this software development agreement without prior written consent from the Company.

Force Majeure

Neither party shall be considered in default or breach of contract in the instance of any delay pertaining to an act of God such as fire, explosion, Flood, or acts out of the control of such party such as riot, war, or terrorism.

In the event of such acts occurring the party is expected to notify the remaining party of such actions as well as a resolution date.

Notice

Any and all notifications in regards to this software development agreement shall be delivered via email, person, or certified letter by the respective parties to the following addresses:

Developer Address	Unit E, 11/F, Billion Plaza II, 10 Cheung Yue Street, Cheung Sha Wan, Kowloon, Hong Kong
Developer Email	contactus@wchingtech.com

Company Address
Company Email

Governing Law

This software development agreement shall be governed by the laws of Hong Kong.

Any and all Litigations pertaining to this agreement shall be under the jurisdiction as so.

Furthermore, the prevailing party shall retain the right for the reimbursement of any expenses resulting from such litigation.

Severability

In the instance any terms or conditions contained within this software development agreement are found to be ineffective or unenforceable by the court of law the parties shall have the ample opportunity to replace that term with a likewise enforceable term.

The replaced term shall in no way affect the remaining terms, all remaining terms and conditions shall remain in full effect.

Entire Agreement

This software agreement constitutes as the complete and final agreement between the Parties.

This agreement shall supersede any and all previous entered agreements whether written or oral between the Parties.

Agreement

The parties hereby acknowledged the receipt and understanding of this agreement in its entirety.